UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2016

Cinemark USA, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	033-47040	75-2206284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2016, Cinemark USA, Inc. (“we”, “our”, “us”) and Cinemark Holdings, Inc. (“Cinemark Holdings”), our parent, entered into a Third Amendment (the “Third Amendment”) to the Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012 and the Second Amendment thereto dated as of May 8, 2015, the “Credit Agreement”) among us, Cinemark Holdings, the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto. The Credit Agreement was amended pursuant to the Third Amendment to reduce the rate at which the term loans bear interest by 0.25%.

The foregoing summary of the Third Amendment is qualified in its entirety by reference to the complete copy of the Third Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Third Amendment, dated as of June 13, 2016, to the Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012 and the Second Amendment thereto dated as of May 8, 2015) among Cinemark Holdings, Inc., Cinemark USA, Inc., the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK USA, INC.

By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Executive Vice President-General Counsel and Secretary

Date: June 17, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Third Amendment, dated as of June 13, 2016, to the Amended and Restated Credit Agreement, dated as of December 18, 2012 (as amended by the First Amendment thereto dated as of December 18, 2012 and the Second Amendment thereto dated as of May 8, 2015) among Cinemark Holdings, Inc., Cinemark USA, Inc., the several banks and other financial institutions party thereto, Barclays Bank PLC, as administrative agent, and the other agents party thereto.